INDEPENDENT ACCOUNTANT'S REPORT
                         -------------------------------




Board of Directors
St. Edmond's Federal Savings Bank

We have reviewed the accompanying balance sheet of St. Edmond's Federal Savings Bank and subsidiary (the "Bank") as of April 30, 2004, and the related consolidated statements of income for the three-month and six-month periods ended April 30, 2004 and 2003, the consolidated statement of cash flows for the six-month periods ended April 30, 2004 and 2003, and the consolidated statement of changes in retained earnings for the six-month periods ended April 30, 2004 and 2003. These financial statements are the responsibility of the Bank's management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted account- ing principles.

We have  previously  audited,  in  accordance  with the  standards of the Public
Company Accounting Oversight Board (United States), the balance sheet as of October 31, 2003, and the related consolidated statements of income, changes in retained earnings, and cash flows for the year then ended (not presented herein) and in our report dated December 12, 2003, except for Note 14 as to which the date is January 15, 2004, we expressed an unqualified opinion on those consolidated financial statements.


/s/S.R. Snodgrass, A.C.



Wexford, PA
May 5, 2004